Exhibit 99.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN
OF
MPG OFFICE TRUST, INC.,
MPG OFFICE TRUST SERVICES, INC. AND
MPG OFFICE, L.P.

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN OF MPG OFFICE TRUST, INC., MPG OFFICE TRUST SERVICES, INC. AND MPG OFFICE, L.P., made as of February 2, 2011 (this “Second Amendment”), is made and adopted by MPG Office Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P., as amended by the First Amendment thereto dated as of July 23, 2009 (the “Plan”);

WHEREAS, pursuant to Section 11.2 of the Plan, the Plan may be amended by the Administrator (as defined in the Plan) from time to time; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of February 2, 2011, the Plan be, and hereby is, amended as follows:

1.         Section 4.1 of the Plan is hereby amended by deleting the following sentence therefrom:

“Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.”

2.         Section 4.5 of the Plan is hereby amended and restated in its entirety as follows:

“4.5    RESERVED.”
3.         Section 8.5 of the Plan is hereby amended by adding the following sentence immediately after the first sentence thereof:

“In addition, each newly elected Independent Director shall be eligible for an award of Deferred Stock in the form of restricted stock units at the times and in the manner set forth in Section 8.11.”

4.         The following new Section 8.11 of the Plan is hereby added immediately after Section 8.10 of the Plan:

“8.11    Award of Deferred Stock (Restricted Stock Units) to Independent Directors. During the term of the Plan, each individual who first becomes an Independent Director on or after February 2, 2011 shall be granted an award of Deferred Stock in the form of 1,875 restricted stock units, with Dividend Equivalents, on the date on which he or she initially becomes an Independent Director (an “Initial Restricted Stock Unit Award”). Subject to the Independent Director’s continued service with the Company, each Initial Restricted Stock Unit Award shall vest in equal installments on each of the first, second and third anniversaries of the date of grant. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Restricted Stock Unit Award. The Initial Restricted Stock Unit Award shall provide that the shares of Common Stock or cash payable in respect of the vested portion of the Initial Restricted Stock Unit Award shall be paid to the Independent Director upon the earliest to occur of (i) the date of the Independent Director’s “separation from service” from the Company (within the meaning of Section 409A of the Code), (ii) the Independent Director’s death, or (iii) the occurrence of a Change in Control that constitutes a “change in control event” (within the meaning of Section 409A of the Code); provided, however, that no such payment shall be made to an Independent Director during the 6-month period following such Independent Director’s separation from service if such Independent Director is a “specified employee” at the time of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time or times set forth in this Section 8.11 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Independent Director the cumulative payments that would have otherwise been payable to the Independent Director during such 6-month period. The terms and conditions of the Initial Restricted Stock Unit Award shall be set forth in an Award Agreement in a form prescribed by the Company, which shall incorporate the terms and conditions required by Section 409A of the Code and this Section 8.11. Without limiting the generality of the foregoing, the time or schedule of any distribution or payment of any shares of Common Stock or cash payable in respect of the vested portion of the Initial Restricted Stock Unit Award subject to Section 409A of the Code shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.”

5.         This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.
6.         All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Second Amendment was duly adopted by the Compensation Committee of the Board of Directors of MPG Office Trust, Inc. as of February 2, 2011.

Executed on this 2nd day of February, 2011.

/s/ JONATHAN L. ABRAMS
Name: Title:	Jonathan L. Abrams Secretary

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